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                                      AGREEMENT

     THIS AGREEMENT is made effective as of November 1, 1997 by and among PHOTOGEN, INC., a Tennessee corporation with offices in Knoxville, Tennessee (hereinafter referred to as "Sponsor"), THE THOMPSON CANCER SURVIVAL CENTER, a Tennessee not for profit corporation with principal offices in Knoxville, Tennessee (hereinafter referred to as "Thompson") and MASOUD PANJEHPOUR, Ph.D., an employee of Thompson ("Panjehpour").

                                     WITNESSETH:

     WHEREAS, the research project contemplated by this Agreement is of interest and benefit to all of the parties.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. STATEMENT OF WORK. Thompson agrees to designate Panjehpour to assist Sponsor with the research project which is the subject of that certain Agreement dated as of October 1, 1997 between Sponsor and the University of Tennessee ("University") (the "Research Contract"), a copy of which is attached as Exhibit A hereto and made a part hereof. Thompson, Panjehpour and other Thompson employees have developed substantial experience in laser implications in medicine and Thompson and Panjehpour have agreed to consult with and advise Sponsor with regard to the matters set forth herein and in the Research Contract.

2. PERIOD OF PERFORMANCE. The period for the performance of the work shall be from November 1, 1997 to October 30, 1998.

3. PAYMENT. Sponsor shall pay Thompson $3,068 per month for the satisfactory performance of services by Thompson and Panjehpour hereunder, payable on the first day of each month. Checks shall be made payable to THE THOMPSON CANCER SURVIVAL CENTER and shall be mailed to the following address:

                          Laser Center
                         1915 White Avenue
                         Knoxville, TN 37916

4. TERMINATION. In the event that Thompson, Panjehpour or Sponsor defaults in the due performance of its or his respective obligations under this Agreement, or in the event that any representation or warranty by any of them proves to be false or incorrect and such default or breach is not cured within thirty (30) days of written notice thereof, then the non-defaulting party may elect to terminate this Agreement by giving written notice to the defaulting party, and this Agreement shall terminate upon the defaulting party's receipt of said notice; provided, however, that this Agreement may not be terminated by either Thompson or Panjehpour upon the breach by or false or incorrect representation or warranty of the other. The parties recognize that the results of any particular research project cannot be guaranteed

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     even through the use of Thompson's and Panjehpour's best efforts;
     therefore, it is specifically agreed that the failure of the underlying research project to achieve specific research results shall not constitute a default or breach of this Agreement.

5. EQUIPMENT. Thompson will provide certain standard PDT lasers and related hardware and such equipment shall remain the property of Thompson.

6.   PROPRIETARY INFORMATION OF THE PARTIES.

     a. Thompson, Panjehpour and Sponsor each recognizes that the conduct of a research project may require the exchange of proprietary information among the parties and that each party has ongoing and prior knowledge and experience and proprietary information in the areas which are the subject of this Agreement and the Research Contract. Accordingly, it is agreed that each party shall retain in confidence the proprietary information of each of the other parties and shall not disclose any such information to any other person, nor use such information, without the written permission of the party disclosing such proprietary information, except in accordance with the terms of this Agreement. The term "proprietary information" as used herein shall not include any information which the recipient clearly shows by appropriate documentation:

            (1) Was at the time of receipt both legally and independently known to the receiving party, its agents, or employees;

            (2) Without breach of this Agreement by the receiving party has been published or is otherwise within the public knowledge or is generally known to the public at the time of disclosure;

            (3) Becomes known or available to the receiving party without restriction from a source other than the disclosing party, provided that such source has an unqualified right to disclose such information without restriction;

            (4) Becomes a part of the public domain after disclosure without breach of this Agreement by the receiving party; or

            (5) Is required by law to be disclosed, in which case the party required by law to disclose will give the other parties prompt written notice of the required disclosure. Such other parties may, in good faith and at its, his or their own expense, contest disclosure or seek confidential treatment.

     b. Thompson and Panjehpour each will make full and prompt disclosure to Sponsor of all "Developments" which are created, made, conceived, or reduced to practice in whole or in part by Thompson and/or Panjehpour during the term of this Agreement and for a period of three years thereafter. "Developments" means all copyright, patent, and trademark rights, and all improvements, inventions, technologies,

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            methods, applications, discoveries, drawings, and other know-how and developments resulting from the project described in Article 1 of the Research Contract, whether or not subject to U.S. or foreign Patent and Trademark Office, U.S. Copyright Office or other registration, which are unique to two photon excitation, two photon continuous fast pulsed lasers, cellular targeting involving proprietary compounds that Photogen can demonstrate it developed during the term of this Agreement, imaging using two photon lasers, or the interrelationship of two photon lasers and photophrin. Sponsor recognizes and acknowledges that Thompson has prior proprietary rights in laser photo-dynamics and related heat and light applications.

     c. Subject only to Thompson's and Panjehpour's respective rights set forth in this Article 6 and in Articles 7 and 14.a. hereof (which remain subject to the confidentiality provisions hereof), all Developments and all U.S. and foreign copyright, patent and trademark rights, and any other proprietary rights pertaining to any Developments, and all renewals and extensions thereof, shall vest in and be owned exclusively by Sponsor; and Thompson and Panjehpour each hereby transfers and assigns all of its or his respective right, title and interest in and to the Developments to Sponsor. Sponsor shall have the right to use and sell any Developments or any product incorporating any Developments free of any royalty to Thompson and/or Panjehpour and Thompson and Panjehpour each agrees to execute and deliver to Sponsor any and all assignments, applications and other instruments that may be necessary to secure such rights to Sponsor.

     d. Thompson and Panjehpour each agrees not to, directly or indirectly, disclose any proprietary information constituting a Development to others or to make use of it for any purpose except to perform the services hereunder, during the term hereof and for a period of five (5) years after termination or expiration of this Agreement.

     e. Upon termination hereof, Thompson and Panjehpour each shall promptly deliver all memoranda, books, papers, letters, formulas, drawings, manuals, notes, reports, computer disks or tapes, all copies of the foregoing, and all other materials (whether or not reduced to written or tangible form) which are unique to the work and/or project (including the Developments) requested in writing by Sponsor, which are in Thompson's or Panjehpour's respective possession or under its or his respective control. Thompson may retain one copy of the foregoing for its records, which shall in all events be subject to the provisions hereof.

     f. Except as expressly set forth in this Agreement, each party's obligations hereunder shall survive the termination or expiration of this Agreement. This Agreement shall be binding upon the parties and their respective affiliates, officers, employees and

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            independent contractors and shall inure to the benefit of the parties and their respective successors and assigns, heirs and legal representatives.

     g. Each party reserves any available remedies to enforce this Agreement.

7. PUBLICATION. Thompson or Panjehpour may publish interim and/or final results of the investigation/research described in Article 1 hereof, upon receipt of prior written approval from Sponsor, and provided the results to be published do not contain or divulge proprietary information as reasonably determined by Sponsor. Sponsor shall have 30 days from receipt of publication manuscripts to review the same for content. If Sponsor fails to respond within 30 days, and Thompson and/or Panjehpour has obtained written approval from Sponsor to publish, it and/or he, as applicable, has the right to publish and shall incur no liability to Sponsor therefor.

8. INDEPENDENT CONTRACTOR. Thompson's relationship to Sponsor in the performance of this Agreement is that of an independent contractor. Panjehpour's relationship hereunder is that of employee of Thompson.

9. INDEMNIFICATION BY SPONSOR. Sponsor shall indemnify, defend and hold Thompson and Panjehpour harmless from any and all claims and suits which are based on any injury or damage arising out of the research conducted hereunder (including, but not limited to, the clinical evaluation or testing of any drug or device included in this study if applicable) for any act or omission of Sponsor involving the use, manufacture or distribution of any product or process arising out of or involved with this Agreement.

10. INDEMNIFICATION BY THOMPSON AND PANJEHPOUR. Thompson and Panjehpour, jointly and severally, shall indemnify, defend and hold Sponsor harmless from any and all claims and suits which arise out of or are related to any negligent act or omission or the wilful misconduct of Thompson and/or Panjehpour.

11. NEGATION OF WARRANTIES BY THOMPSON. Although Thompson and Panjehpour will use its and his respective best efforts in providing services hereunder, neither of them makes any warranties, either expressed or implied, as to the results of the underlying research or the merchantability or fitness for a particular purpose of such research or any Development arising out of the research. Thompson and Panjehpour shall not be liable for any direct, consequential, or other damages suffered by the Sponsor or others which may result from the use of the research result or any Development arising out of the research.

12. KEY PERSONNEL. MASOUD PANJEHPOUR, PH.D. is considered to be essential to the work performed by Thompson under this Agreement. Substitutions for or substantial changes in his level of effort will not be made without the prior written approval of Sponsor.

13. PRE-EXISTING INTELLECTUAL PROPERTY RIGHTS OF THE PARTIES. None of the parties claims by virtue of this Agreement any right, title, or interest in
     (a) any issued or pending patents or copyrights owned or controlled by another party or (b) any previous

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     invention, process, software, or product of another party, whether or not protected under the intellectual property laws of the United States or any other country.

14.  INVENTIONS AND DATA.

     a. Developments directly resulting from the performance of the work described herein and in the Research Contract shall be the property of Sponsor. However, Thompson and Panjehpour shall have the right to use such Developments for internal education, research and academic purposes.

     b. The original data generated as a result of the performance of the work described herein and in the Research Contract shall be provided to Sponsor, and Sponsor may use such data as it deems advisable. However, this provision shall not be interpreted to restrict Thompson's and Panjehpour's publication rights under Article 7 of this Agreement.

15. USE OF PARTIES' NAMES. None of the parties to this Agreement shall use the name of any other party in any form of publicity without the written permission of such other party.

16. MODIFICATION. This Agreement constitutes the sole, full, and complete agreement by and among the parties, and no amendments, changes, additions, deletions, or modifications to or of this Agreement shall be valid unless reduced to writing, and signed by all of the parties.

17. NOTICES AND OTHER COMMUNICATIONS. With the exception the payments made by Sponsor under the provision of Paragraph 3, all notices and other communications between the parties shall be deemed sufficiently given when hand delivered or sent by prepaid United States mail or other recognized carrier, addressed as follows:

     a.    If to Sponsor:

           John Smolik
           President, CEO
           Photogen, Inc.
           7327 Oak Ridge Highway
           Knoxville, TN 37931

     b.    If to Thompson:

           Phillip B. Johnson
           Vice President
           The Thompson Cancer Survival Center
           1915 White Avenue
           Knoxville, TN 37916

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     c.    If to Panjehpour:

           Masoud Panjehpour, Ph.D.
           _____________________________
           _____________________________


     A party may change its or his address by written notice given to the other parties. It is specifically provided that this notice provision shall not be construed in such a manner as to abrogate the provisions of Section 16 regarding modification for this Agreement.

18. GOVERNING LAW. This Agreement is made and entered into in the State of Tennessee and its validity and interpretation and the legal relations of the parties to it shall be governed by the law of the State of Tennessee.

THIS AGREEMENT shall not be considered accepted, approved, or otherwise effective until the signature of each party is affixed in the space provided below.

IN WITNESS WHEREOF, signifying their acceptance of and agreement to be bound by the terms and conditions of this Agreement, the signatures of the parties are affixed hereto:

PHOTOGEN, INC.                         THE THOMPSON CANCER SURVIVAL
                                       CENTER

By: /s/ John Smolik                    By: /s/ Phillip B. Johnson
   ---------------------------            -----------------------------
   John Smolik                            Phillip B. Johnson
   President, CEO                         Vice President

Date: February 2, 1998                 DATE: January 12, 1998




                                        /s/ Masoud Panjehpour
                                       --------------------------------
                                       Masoud Panjehpour, Ph.D.

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